UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55264	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 North U.S. Highway One, Suite 201, Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 17, 2021, Dyadic International, Inc. (“Dyadic”) entered into a Research, License, and Collaboration Agreement (the “Agreement”) for the manufacture of therapeutic protein candidates using its C1 platform with Janssen Biotech, Inc. (“Janssen”) on December 16, 2021. Pursuant to Section 12.3 of the Agreement, on October 2, 2023, Janssen provided written notice to Dyadic that it has decided to wind down the collaboration with an effective end date of December 31, 2023.

The foregoing description of the Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2021 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

October 6, 2023	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb
Chief Executive Officer